SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 Form 8-K

                              CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   September 6, 1996


                    NORTHWESTERN PUBLIC SERVICE COMPANY
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


Delaware                         0-692            46-0172280
- ----------------------------     ------------     ------------------------
(State or other jurisdiction     (Commission      (IRS Employer
 of incorporation)                  File Number)  Identification No.)


33 Third St. SE
P O Box 1318
Huron, South Dakota                          57350-1318
- ----------------------------------------     --------------------
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:    605-352-8411

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Item 5.   Other Events
     Northwestern Public Service Company, through its wholly-owned subsidiary Northwestern Growth Corporation (NGC), on September 6, 1996,

entered into an agreement to acquire Empire Energy Corporation, a retail distributor of propane serving approximately 130,000 customers in 10 states, primarily in the Southeastern regions of the United States.

     On September 4, 1996, NGC executed agreements to acquire approximately

$10 million of CGI Holdings, Inc. preferred stock, in addition to an arrangement that will allow NGC to acquire all of the common stock of CGI.

On September 9, 1996, NGC acquired the CGI Holdings, Inc. preferred stock.

     A copy of the press release announcing these transactions is attached as Exhibit 99.



Item 7(c).     Exhibits

     Exhibit 99.  Press Release dated September 9, 1996.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NORTHWESTERN PUBLIC SERVICE COMPANY

                         By   /s/ Rogene A. Thaden
                              -----------------------------------
                              Rogene A. Thaden
                              Treasurer

                         By   /s/ Alan D. Dietrich
                              -----------------------------------
                              Alan D. Dietrich
                              Vice President - Administration
                                 & Corporate Secretary

Date:     September 13, 1996

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